LEASE TERMINATION AGREEMENT
                         ---------------------------

     THIS LEASE TERMINATION AGREEMENT ("Agreement") is made this        day of
February, 1998, by and between NORTH KENT PARTNERS LIMITED PARTNERSHIP, successor to Forbes/Cohen Properties ("Landlord") and UNITED ARTISTS THEATRE CIRCUIT, INC., a Maryland corporation ("Tenant").

                                   Recitals
                                   ---------

     A. Landlord and Tenant are parties to a certain Lease dated May 5, 1989, as subsequently amended (the "Lease"), pursuant to which Landlord is leasing to Tenant a theatre (the "Premises") known as the United Artists Theatre located in the North Kent Mall, Grand Rapids, Michigan, and more particularly described in the Lease.

     B. Landlord and Tenant now desire to terminate the Lease prior to the expiration of the stated term thereof, all on the terms and conditions contained herein.

                                   Agreement
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     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. In consideration of the payment of $1,000,000.00 from Tenant to Landlord by certified check or federal wire transfer, the term of the Lease shall terminate on March 1, 1998 (the "Termination Date"), as if that date were the day definitely fixed in the Lease for the expiration of the term thereof. Tenant shall pay Landlord all rent due under the Lease through the Termination Date.

     2. As provided in Paragraph 5 below, Tenant shall vacate and surrender the Premises to Landlord in the same condition that the Premises are in on the date of this Agreement, normal wear and tear excepted. Landlord acknowledges that Tenant has made no representations or warranties with regard to the HVAC, plumbing, or electrical systems, or any similar systems within the Premises or repair or condition of the Premises, and the Premises shall be transferred to Landlord in an "AS IS" condition and state of repair as of the date of this Agreement.

     3. All real property taxes and assessments, insurance, CAM and utilities shall be prorated and paid as of the Termination Date, provided that such proration of taxes and assessments shall be based on the current year's taxes and assessments, if available, or upon figures from the last preceding year. All such prorations shall be deemed to be a final settlement, and no further adjustments between Landlord and Tenant shall be made.

     4. Except for: (i) Tenant's agreement to pay to Landlord the sums referenced n Paragraphs 1 and 3 hereof; (ii) Tenant's agreement to be responsible for insured claims from and after the Termination Date resulting from occurrences (such as personal injury) up to the Termination Date; and
(iii) Tenant's agreement to be responsible for any violations of environmental laws in existence prior to the Termination Date directly related to hazardous materials or substances deposited on or in the Premises by Tenant, Landlord, for itself and its successors and assigns, hereby releases and forever discharges Tenant from any and all actions, causes of actions, suits, claims and demands of every kind and nature whatsoever, whether now known or hereafter to become known, anticipated or unanticipated, which Landlord ever had, now has or may have had, by reason of any matter, cause or thing whatsoever, arising out of, related to or in any way connected with the Lease or the Premises. Landlord declares that the terms of this release are fully understood and voluntarily made for the purposes of making a full and final release and discharge of any and all claims that Landlord may have against Tenant Related to the matters described in this Agreement.

     5. On or before the Termination Date, Tenant shall vacate the Premises in accordance with Paragraph 2 of this Agreement, and Tenant may elect to remove its candy and concession inventory and supplies, together with the personal property and assets described on the attached Exhibit A (the "Excluded Property"). Tenant shall leave in the Premises in "broom clean" condition and shall convey to Landlord any other furniture, trade fixtures and equipment owned by Tenant in the Premises used in connection with the operation of the theatre in the Premises, including seats, screens, concessions counters, projection and video equipment, concession equipment, soundfolding, curtains, draperies, light fixtures and signage, other than the Excluded Property.
Tenant shall have the right to remove the Excluded Property within 10 days following the Termination Date. In the event Tenant elects to leave any of the Excluded Property on the Premises, Landlord may retain or dispose of such property at Landlord's sole descretion and cost. Tenant shall have no further liability with respect to such property. On the Termination Date, Tenant shall deliver possession of the Premises to Landlord free and clear of any third party possessory rights.

     6. Landlord hereby represents and warrants that, as of the date of this Agreement, there are no outstanding defaults by Tenant under the Lease, nor are there any uncured past defaults by Tenant under the Lease.

     7.  Tenant hereby represents and warrants that, as of the date of this
Agreement: (i) there are no outstanding defaults by Landlord under the Lease, nor are there any uncured past defaults by Landlord under the Lease: (ii) the leasehold interest of Tenant as well as all personalty, equipment and fixtures located on the Premises and used by Tenant in the operation of its business are free and clear of all liens, security interests and encumbrances; and (iii) to the best of Tenant's knowledge, with no investigation having been made, there are no outstanding violations of environmental law related to the Premises, nor any litigation affecting the Premises.

     8. Landlord hereby represents and warrants that there are no other consents or other documents required to terminate the Lease under the terms set forth in this Agreement and that any consent required by any lenders has been obtained.

     9. In the event of any litigation brought by either party to enforce the terms and provisions of this Agreement, the prevailing party shall be entitled to recover all of its costs and expenses incurred in such litigation, including but not limited to, reasonable attorneys' fees.

     10. If there are any inconsistencies between the terms and conditions of this Agreement and the terms and conditions of the Lease, the terms and conditions of this Agreement shall control.

     11. All capitalized terms not otherwise defined in this Agreement shall have the meanings which said capitalized terms have in the Lease.

     12. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

     13. This Agreement may be executed in several counterparts, each of which will be considered an original, and all of which taken together shall constitute one agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                         LANDLORD:

                         NORTH KENT PARTNERS
                         LIMITED PARTNERSHIP, an
                         Illinois limited partnership

                         By:  North Kent Partners, Inc., an
                              Illinois corporation, its general partner

                         By:  /s/ Jerry M. Ogle
                                 --------------------------------------
                         Name:    Jerry M. Ogle
                         Its:     Managing Director and Secretary

                         TENANT:

                         UNITED ARTISTS THEATRE CIRCUIT,
                         INC., a Maryland corporation

                         By:  /s/Kurt C. Hall
                                -----------------------------------------
                                 Executive Vice President